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Exhibit 11 - Computation of Earnings Per Common Share

                      TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                      Computation of Earnings Per Common Share
                    (Dollars in thousands, except per-share data)




Computation of Earnings Per Common
 Share for Statements of Operations:                                          YEAR ENDED DECEMBER 31,
------------------------------------                                -----------------------------------------
                                                                        1996           1995           1994
                                                                    -----------    -----------    -----------

Income before extraordinary item                                    $    85,663    $    61,651    $    70,183
Less: Dividends on preferred stock                                          -              678          2,710
                                                                    -----------    -----------    -----------
Income applicable to common stock before extraordinary item              85,663         60,973         67,473
Extraordinary item                                                          -             (963)           -
                                                                    -----------    -----------    -----------
  Income applicable to common stock                                 $    85,663    $    60,010    $    67,473
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding                       35,208,852     35,155,410     33,479,246
    Dilutive effect of stock option plans and
      common stock warrants after application
      of treasury stock method                                          133,399        530,558      1,047,356
                                                                    -----------    -----------    -----------
                                                                     35,342,251     35,685,968     34,526,602
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

Earnings per common share:
  Income before extraordinary item                                  $      2.42    $      1.71    $      1.95
  Extraordinary item                                                        -             (.03)           -
                                                                    -----------    -----------    -----------
    Net income                                                      $      2.42    $      1.68     $     1.95
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

Computation of Fully Diluted Earnings
  Per Common Share (1):
-------------------------------------

Income before extraordinary item                                    $    85,663    $    61,651    $    70,183
Add:  Interest expense on 7 1/4% convertible
  subordinated debentures                                                   325            387            433
Less: Dividends on preferred stock                                          -              678          2,710
                                                                    -----------    -----------    -----------
Income applicable to common stock before extraordinary item              85,988         61,360         67,906
Extraordinary item                                                          -             (963)           -
                                                                    -----------    -----------    -----------
  Income applicable to common stock                                     $85,988        $60,397        $67,906
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding                       35,208,852     35,155,410     33,479,246
    Dilutive effect of stock option plans and
      common stock warrants after application
      of treasury stock method                                          142,388        599,582      1,285,578
    Dilutive effect from assumed conversion of
      7 1/4% convertible subordinated debentures                        421,415        504,661        582,508
                                                                    -----------    -----------    -----------
                                                                     35,772,655     36,259,653     35,347,332
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

Earnings per common share:
  Income before extraordinary item                                        $2.40          $1.70          $1.92
  Extraordinary item                                                        -             (.03)           -
                                                                    -----------    -----------    -----------
    Net income                                                            $2.40          $1.67          $1.92
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.